Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY ANNOUNCES

SECOND QUARTER FISCAL 2012 OPERATING RESULTS

Uncasville, Connecticut, May 1, 2012 – The Mohegan Tribal Gaming Authority, or the Authority, the owner and operator of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun at Pocono Downs in Wilkes-Barre, Pennsylvania, announced today the operating results for its second quarter ended March 31, 2012.

“We are quite pleased with our results for the quarter,” said Mitchell Grossinger Etess, Chief Executive Officer of the Authority. “We were able to exceed our EBITDA targets despite only modest improvements in our net revenues. Our operating teams continue to work vigorously towards improving operating margins.” Mr. Etess further commented, “We are also thrilled with the successful completion of our refinancing. With this now behind us, we can truly focus on growing our business.”

Significant events that occurred during the second quarter ended March 31, 2012:

The Authority successfully completed a comprehensive refinancing of its outstanding debt, including:

•	The consummation of its private exchange offers and consent solicitations with respect to its outstanding notes

•	The amendment and restatement of its bank credit facility

•	The execution and funding of a new $225 million term loan facility

Consolidated operating results for the second quarter ended March 31, 2012 (unaudited):

•	Net income attributable to the Authority of $15.1 million, a 40.1% decrease from the second quarter of fiscal 2011

•	Income from operations of $63.0 million, a 10.5% increase over the second quarter of fiscal 2011

•	Adjusted EBITDA, a non-GAAP measure described below, of $85.0 million, a 6.4% increase over the second quarter of fiscal 2011

•	Adjusted EBITDA margin of 24.2%, a 120 basis point increase over the second quarter of fiscal 2011

•	Net revenues of $351.2 million, a 0.9% increase over the second quarter of fiscal 2011

•	Gaming revenues of $316.1 million, a 0.1% decrease from the second quarter of fiscal 2011

•	Gross slot revenues of $227.9 million, a 1.7% decrease from the second quarter of fiscal 2011

•	Table game revenues of $85.7 million, a 4.5% increase over the second quarter of fiscal 2011

•	Non-gaming revenues of $57.7 million, a 2.6% increase over the second quarter of fiscal 2011

The decline in net income attributable to the Authority resulted from a $14.3 million non-operating loss on early exchange of debt in connection with the Authority’s refinancing transactions. The growth in income from operations and Adjusted EBITDA was primarily attributable to higher table game revenues and improved non-gaming results. Results for the quarter also reflect the impact of changes in our operations designed to improve profitability, as well as our continued focus on managing expenses and enhancing operating efficiencies. In addition, our results for the quarter benefited from favorable weather conditions.

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	March 31, 2012	March 31, 2011	Variance	Percentage Variance

Income from operations	$56,630	$53,247	$3,383	6.4%
Adjusted EBITDA	$74,218	$70,309	$3,909	5.6%
Operating costs and expenses	$216,434	$220,918	$(4,484)	(2.0%)
Net revenues	$273,064	$274,165	$(1,101)	(0.4%)
Gaming revenues	$242,215	$246,442	$(4,227)	(1.7%)
Non-gaming revenues	$49,626	$49,163	$463	0.9%

The growth in income from operations and Adjusted EBITDA was primarily attributable to higher table game revenues, combined with improved non-gaming results and lower marketing and promotional expenditures. Adjusted EBITDA margin increased to 27.2% for the quarter ended March 31, 2012 from 25.6% in the second quarter of fiscal 2011.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2012	March 31, 2011	Variance	Percentage Variance

Slots:
Handle	$2,011,682	$2,182,429	$(170,747)	(7.8%)
Gross revenues	$168,057	$175,310	$(7,253)	(4.1%)
Net revenues	$161,465	$168,306	$(6,841)	(4.1%)
Free promotional slot plays (1)	$14,433	$16,302	$(1,869)	(11.5%)
Weighted average number of machines (in units)	6,063	6,368	(305)	(4.8%)
Hold percentage (gross)	8.4%	8.0%	0.4%	5.0%
Win per unit per day (gross) (in dollars)	$305	$306	$(1)	(0.3%)

Table games:
Drop	$473,535	$488,484	$(14,949)	(3.1%)
Revenues	$75,950	$73,276	$2,674	3.6%
Weighted average number of games (in units)	313	332	(19)	(5.7%)
Hold percentage (2)	16.0%	15.0%	1.0%	6.7%
Win per unit per day (in dollars)	$2,667	$2,455	$212	8.6%

Poker:
Revenues	$3,062	$2,874	$188	6.5%
Weighted average number of tables (in units)	42	42	—	—
Revenue per unit per day (in dollars)	$801	$760	$41	5.4%

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Gaming revenues declined primarily due to lower slot revenues resulting from the decline in slot handle. The decline in slot handle resulted from changes in our operations designed to improve profitability, including reduced use of free promotional slot plays and changes in the slot mix on our gaming floor. The decline in slot handle also reflects additional gaming capacity in the Northeast gaming market. The increase in slot hold reflects the reduction in free promotional slot plays redeemed by Player’s Club members and changes in the slot mix on our gaming floor. The increase in table game revenues resulted from higher table game hold. Gaming revenues were negatively impacted by a reduction in the number of headliner shows held at the Mohegan Sun Arena and a shift in hotel occupancy to transient guests.

Non-gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2012	March 31, 2011	Variance	Percentage Variance

Food and beverage:
Revenues	$16,400	$15,746	$654	4.2%
Meals served	785	785	—	—
Average price per meal served (in dollars)	$16.22	$15.64	$0.58	3.7%

Hotel:
Revenues	$10,254	$8,657	$1,597	18.4%
Rooms occupied	103	102	1	1.0%
Occupancy rate	97.0%	96.8%	0.2%	0.2%
Average daily room rate (in dollars)	$94	$82	$12	14.6%
Revenue per available room (in dollars)	$91	$79	$12	15.2%

Retail, entertainment and other:
Revenues	$22,972	$24,760	$(1,788)	(7.2%)
Arena events (in events)	26	26	—	—
Arena tickets	145	148	(3)	(2.0%)
Average price per Arena ticket (in dollars)	$41.01	$56.81	$(15.80)	(27.8%)

The growth in hotel revenues resulted from a shift in hotel occupancy to higher paying transient guests which had the effect of increasing the average daily room rate. The decline in entertainment revenues reflects a reduction in the number of headliner shows held at the Mohegan Sun Arena which had the effect of lowering the average price per Arena ticket.

Mohegan Sun at Pocono Downs

Operating results (in thousands, unaudited):

	For the Three Months Ended
	March 31, 2012	March 31, 2011	Variance	Percentage Variance

Income from operations	$10,912	$7,594	$3,318	43.7%
Adjusted EBITDA	$14,807	$12,839	$1,968	15.3%
Operating costs and expenses	$67,178	$66,185	$993	1.5%
Net revenues	$78,090	$73,779	$4,311	5.8%
Gaming revenues	$73,913	$70,002	$3,911	5.6%
Non-gaming revenues	$8,098	$7,101	$997	14.0%

The growth in income from operations and Adjusted EBITDA resulted from higher gaming and non-gaming revenues. The increase in income from operations also reflects lower depreciation expense. Adjusted EBITDA margin increased to 19.0% for the quarter ended March 31, 2012 from 17.4% in the second quarter of fiscal 2011.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2012	March 31, 2011	Variance	Percentage Variance

Slots:
Handle	$755,358	$700,634	$54,724	7.8%
Gross revenues	$59,798	$56,527	$3,271	5.8%
Net revenues	$59,815	$56,492	$3,323	5.9%
Free promotional slot plays (1)	$16,303	$14,632	$1,671	11.4%
Weighted average number of machines (in units)	2,332	2,429	(97)	(4.0%)
Hold percentage (gross)	7.9%	8.1%	(0.2%)	(2.5%)
Win per unit per day (gross) (in dollars)	$282	$259	$23	8.9%

Table games:
Drop	$55,474	$46,164	$9,310	20.2%
Revenues	$9,794	$8,776	$1,018	11.6%
Weighted average number of games (in units)	66	66	—	—
Hold percentage (2)	17.7%	19.0%	(1.3%)	(6.8%)
Win per unit per day (in dollars)	$1,627	$1,477	$150	10.2%

Poker:
Revenues	$1,031	$1,078	$(47)	(4.4%)
Weighted average number of tables (in units)	18	18	—	—
Revenue per unit per day (in dollars)	$630	$665	$(35)	(5.3%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Gaming revenues increased as a result of higher slot and table game revenues. The increases in slot and table game revenues reflect strong patron response to our promotional offers and favorable weather conditions during the quarter.

Non-gaming revenues (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2012	March 31, 2011	Variance	Percentage Variance

Food and beverage:
Revenues	$6,151	$5,483	$668	12.2%
Meals served	176	166	10	6.0%
Average price per meal served (in dollars)	$15.62	$14.83	$0.79	5.3%

Retail, entertainment and other:
Revenues	$1,947	$1,618	$329	20.3%

The increase in non-gaming revenues resulted from increased patron visitation to the facility during the quarter.

Corporate

Loss from operations (in thousands, unaudited):

	For the Three Months Ended
	March 31, 2012	March 31, 2011	Variance	Percentage Variance

Loss from operations	$4,552	$3,813	$739	19.4%

The increase in loss from operations primarily resulted from higher development related expenditures.

Mohegan Tribal Gaming Authority Property Information

(in thousands, unaudited)	Income (Loss) from Operations For the Three Months Ended		Adjusted EBITDA For the Three Months Ended		Net Revenues For the Three Months Ended
	March 31, 2012	March 31, 2011	March 31, 2012	March 31, 2011	March 31, 2012	March 31, 2011
Mohegan Sun	$56,630	$53,247	$74,218	$70,309	$273,064	$274,165
Mohegan Sun at Pocono Downs	10,912	7,594	14,807	12,839	78,090	73,779
Corporate	(4,552)	(3,813)	(4,041)	(3,306)	—	—

Total	$62,990	$57,028	$84,984	$79,842	$351,154	$347,944

	Income (Loss) from Operations For the Six Months Ended		Adjusted EBITDA For the Six Months Ended		Net Revenues For the Six Months Ended
	March 31, 2012	March 31, 2011	March 31, 2012	March 31, 2011	March 31, 2012	March 31, 2011
Mohegan Sun	$103,623	$95,791	$138,201	$131,236	$546,962	$537,995
Mohegan Sun at Pocono Downs	20,944	13,913	28,974	24,468	156,068	145,554
Corporate	(8,067)	(8,392)	(7,191)	(7,393)	—	—

Total	$116,500	$101,312	$159,984	$148,311	$703,030	$683,549

Other Information

Refinancing Transactions

On March 6, 2012, the Authority completed a comprehensive refinancing of its outstanding debt, including the consummation of its private exchange offers and consent solicitations with respect to its outstanding notes, the amendment and restatement of its bank credit facility and the execution and funding of a new term loan. Consummation of the exchange offers resulted in the issuance of approximately $961.8 million in aggregate principal amount of new notes in exchange for an equivalent principal amount of tendered and accepted old notes. The Authority’s bank credit facility now matures on March 31, 2015. The bank credit facility, which was previously comprised of a single $675 million revolving loan, now consists of a $400 million term loan and a $75 million revolving loan. Bank of America, N.A. serves as administrative agent for the amended bank credit facility. The Authority’s new term loan matures on March 31, 2016 and is comprised of a “first lien, second out” term loan in the amount of $225 million. Wells Fargo Gaming Capital, LLC serves as administrative agent for this term loan.

Liquidity

As of March 31, 2012, the Authority held cash and cash equivalents of $158.5 million compared to $112.2 million as of September 30, 2011. As of March 31, 2012, no amount was drawn on the Authority’s $75.0 million revolving bank credit facility. As of March 31, 2012, letters of credit issued under the Authority’s bank credit facilities totaled $2.3 million, of which no amount was drawn. Inclusive of letters of credit, which reduce borrowing availability under the Authority’s bank credit facilities, and after taking into account restrictive financial covenant requirements, the Authority had approximately $72.7 million of borrowing capacity under its bank credit facilities as of March 31, 2012. As of March 31, 2012, the Authority’s debt, including capital leases, totaled $1.73 billion compared to $1.64 billion as of September 30, 2011.

Interest Expense

Interest expense increased by $3.0 million, or 9.9%, to $32.7 million for the quarter ended March 31, 2012 compared to $29.7 million in the second quarter of fiscal 2011. The increase in interest expense was due to higher weighted average interest rate. Weighted average interest rate was 7.9% for the quarter ended March 31, 2012 compared to 7.2% in the second quarter of fiscal 2011. The increase in weighted average interest rate was primarily driven by our March 6, 2012 refinancing transactions. Weighted average outstanding debt was $1.65 billion for the quarter ended March 31, 2012 compared to $1.66 billion in the second quarter of fiscal 2011.

Capital Expenditures

The following table presents data related to capital expenditures (in millions):

	Capital Expenditures
	Six Months Ended March 31, 2012	Remaining Forecasted Fiscal Year 2012	Total Forecasted Fiscal Year 2012

Mohegan Sun:
Maintenance	$18.7	$14.3	$33.0
Development	3.9	6.1	10.0
Expansion - Project Horizon	0.3	—	0.3

Subtotal	22.9	20.4	43.3
Mohegan Sun at Pocono Downs:
Maintenance	2.8	1.2	4.0
Expansion (1)	(0.3)	—	(0.3)

Subtotal	2.5	1.2	3.7

Total	$25.4	$21.6	$47.0

(1)	Represents adjustments to the cost for Project Sunrise and table game and poker operations expansions.

Distributions to the Tribe

Distributions to the Tribe totaled $10.0 million for the quarter ended March 31, 2012 compared to $4.6 million in the second quarter of fiscal 2011. Distributions to the Tribe are anticipated to total $53.0 million for fiscal 2012.

Conference Call

The Authority will host a conference call and simultaneous webcast regarding its second quarter fiscal 2012 operating results on Tuesday, May 1, 2012 at 11:00 a.m. (Eastern Daylight Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(706) 643-0107 (International)

Conference ID: 73816825

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on the Authority’s website at www.mtga.com, under the “Investor Relations/Financial News” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Tuesday, May 1, 2012. This replay will run through May 15, 2012.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 73816825

A transcript will be available on the Authority’s website for a period of 90 days following the conference call.

About the Authority

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, a federally-recognized Indian tribe with an approximately 507-acre reservation situated in Southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on a 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun at Pocono Downs, a gaming and entertainment facility located on a 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the approximately 1,200-room luxury Sky Hotel Tower. Mohegan Sun at Pocono Downs operates in an approximately 400,000-square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2011, as well as in the Authority’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

(unaudited)

	For the Three Months Ended March 31, 2012	For the Three Months Ended March 31, 2011	For the Six Months Ended March 31, 2012	For the Six Months Ended March 31, 2011
Revenues:
Gaming	$316,128	$316,444	$633,660	$624,101
Food and beverage	22,551	21,229	45,927	43,223
Hotel	10,254	8,657	19,372	17,654
Retail, entertainment and other	24,919	26,378	52,512	48,824

Gross revenues	373,852	372,708	751,471	733,802
Less - Promotional allowances	(22,698)	(24,764)	(48,441)	(50,253)

Net revenues	351,154	347,944	703,030	683,549

Operating costs and expenses:
Gaming	190,152	194,993	388,998	388,324
Food and beverage	11,279	10,395	22,115	20,440
Hotel	3,768	3,327	7,045	6,493
Retail, entertainment and other	8,486	7,953	19,241	14,166
Advertising, general and administrative	48,444	48,128	98,456	98,422
Corporate	4,523	3,771	8,002	8,307
Depreciation and amortization	21,481	22,615	42,384	45,830
Loss on disposition of assets	31	—	289	—
Severance	—	(266)	—	255

Total operating costs and expenses	288,164	290,916	586,530	582,237

Income from operations	62,990	57,028	116,500	101,312

Other income (expense):
Accretion of discount to the relinquishment liability	(2,062)	(2,841)	(4,124)	(5,683)
Interest income	687	618	1,717	1,398
Interest expense	(32,657)	(29,713)	(61,466)	(59,459)
Loss on early exchange of debt	(14,306)	—	(14,306)	—
Other expense, net	(42)	(349)	(38)	(344)

Total other expense	(48,380)	(32,285)	(78,217)	(64,088)

Net income	14,610	24,743	38,283	37,224
Loss attributable to non-controlling interests	482	465	811	914

Net income attributable to Mohegan Tribal Gaming Authority	$15,092	$25,208	$39,094	$38,138

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED SELECTED FINANCIAL INFORMATION

(in thousands)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31, 2012	March 31, 2011	March 31, 2012	March 31, 2011
Operating Results:
Gross revenues	$373,852	$372,708	$751,471	$733,802
Net revenues	$351,154	$347,944	$703,030	$683,549
Income from operations	$62,990	$57,028	$116,500	$101,312

Other Data:
Adjusted EBITDA	$84,984	$79,842	$159,984	$148,311
Capital expenditures	$10,192	$10,243	$25,424	$17,142
Cash interest paid	$42,543	$27,191	$69,510	$54,886

			March 31, 2012	September 30, 2011
Balance Sheet Data:
Cash and cash equivalents			$158,527	$112,174
Debt, including capital leases			$1,729,518	$1,635,758

MOHEGAN SUN

SUPPLEMENTAL DATA - OPERATING STATISTICS

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31, 2012	March 31, 2011	March 31, 2012	March 31, 2011
Operating results:
Gross revenues (in thousands)	$291,841	$295,605	$587,444	$581,317
Net revenues (in thousands)	$273,064	$274,165	$546,962	$537,995
Income from operations (in thousands)	$56,630	$53,247	$103,623	$95,791
Operating margin	20.7%	19.4%	18.9%	17.8%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$74,218	$70,309	$138,201	$131,236
Adjusted EBITDA margin	27.2%	25.6%	25.3%	24.4%

Capital expenditures (in thousands)	$8,929	$8,685	$22,913	$14,096

Weighted average number of units:
Slot machines	6,063	6,368	6,151	6,386
Table games	313	332	314	331
Poker tables	42	42	42	42

Win per unit per day:
Slot machines (gross)	$305	$306	$301	$297
Table games	$2,667	$2,455	$2,629	$2,402
Poker tables	$801	$760	$791	$764

Hold percentage:
Slot machines (gross)	8.4%	8.0%	8.3%	8.0%
Table games	16.0%	15.0%	15.4%	14.6%

Food and beverage statistics:
Meals served (in thousands)	785	785	1,604	1,631
Average price per meal served	$16.22	$15.64	$16.51	$15.40

Hotel statistics:
Rooms occupied (in thousands)	103	102	205	205
Occupancy rate	97.0%	96.8%	95.5%	96.1%
Average daily room rate	$94	$82	$90	$83
Revenue per available room	$91	$79	$86	$80

Entertainment statistics:
Arena events (in events)	26	26	53	49
Arena tickets (in thousands)	145	148	300	267
Average price per Arena ticket	$41.01	$56.81	$47.32	$51.89

MOHEGAN SUN AT POCONO DOWNS

SUPPLEMENTAL DATA - OPERATING STATISTICS

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31, 2012	March 31, 2011	March 31, 2012	March 31, 2011
Operating results:
Gross revenues (in thousands)	$82,011	$77,103	$164,027	$152,485
Net revenues (in thousands)	$78,090	$73,779	$156,068	$145,554
Income from operations (in thousands)	$10,912	$7,594	$20,944	$13,913
Operating margin	14.0%	10.3%	13.4%	9.6%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$14,807	$12,839	$28,974	$24,468
Adjusted EBITDA margin	19.0%	17.4%	18.6%	16.8%

Capital expenditures (in thousands)	$1,263	$1,558	$2,511	$3,046

Weighted average number of units:
Slot machines	2,332	2,429	2,332	2,448
Table games	66	66	66	66
Poker tables	18	18	18	18

Win per unit per day:
Slot machines (gross)	$282	$259	$279	$247
Table games	$1,627	$1,477	$1,652	$1,495
Poker tables	$630	$665	$613	$656

Hold percentage:
Slot machines (gross)	7.9%	8.1%	8.0%	7.9%
Table games	17.7%	19.0%	18.1%	18.7%

Food and beverage statistics:
Meals served (in thousands)	176	166	360	359
Average price per meal served	$15.62	$14.83	$15.51	$14.90

MOHEGAN TRIBAL GAMING AUTHORITY

ADJUSTED EBITDA RECONCILIATIONS

(unaudited)

Reconciliations of Adjusted EBITDA to Net Income:

Reconciliations of Adjusted EBITDA to net income, a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, are shown below (in thousands):

	For the Three Months Ended		For the Six Months Ended
	March 31, 2012	March 31, 2011	March 31, 2012	March 31, 2011

Adjusted EBITDA	$84,984	$79,842	$159,984	$148,311
Depreciation and amortization	(21,481)	(22,615)	(42,384)	(45,830)
Loss on disposition of assets	(31)	—	(289)	—
Severance	—	266	—	(255)
Loss attributable to non-controlling interests	(482)	(465)	(811)	(914)

Income from operations	62,990	57,028	116,500	101,312

Accretion of discount to the relinquishment liability	(2,062)	(2,841)	(4,124)	(5,683)
Interest income	687	618	1,717	1,398
Interest expense	(32,657)	(29,713)	(61,466)	(59,459)
Loss on early exchange of debt	(14,306)	—	(14,306)	—
Other expense, net	(42)	(349)	(38)	(344)

Net income	$14,610	$24,743	$38,283	$37,224

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA (unaudited):

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands):

	For the Three Months Ended March 31, 2012
	Income (Loss) from Operations	Depreciation and Amortization	Loss on Disposition of Assets	Severance	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$56,630	$17,549	$39	$—	$—	$74,218
Mohegan Sun at Pocono Downs	10,912	3,903	(8)	—	—	14,807
Corporate	(4,552)	29	—	—	482	(4,041)

Total	$62,990	$21,481	$31	$—	$482	$84,984

	For the Three Months Ended March 31, 2011
	Income (Loss) from Operations	Depreciation and Amortization	Loss on Disposition of Assets	Severance	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$53,247	$17,329	$—	$(267)	$—	$70,309
Mohegan Sun at Pocono Downs	7,594	5,245	—	—	—	12,839
Corporate	(3,813)	41	—	1	465	(3,306)

Total	$57,028	$22,615	$—	$(266)	$465	$79,842

	For the Six Months Ended March 31, 2012
	Income (Loss) from Operations	Depreciation and Amortization	Loss on Disposition of Assets	Severance	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$103,623	$34,560	$18	$—	$—	$138,201
Mohegan Sun at Pocono Downs	20,944	7,759	271	—	—	28,974
Corporate	(8,067)	65	—	—	811	(7,191)

Total	$116,500	$42,384	$289	$—	$811	$159,984

	For the Six Months Ended March 31, 2011
	Income (Loss) from Operations	Depreciation and Amortization	Loss on Disposition of Assets	Severance	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$95,791	$35,192	$—	$253	$—	$131,236
Mohegan Sun at Pocono Downs	13,913	10,555	—	—	—	24,468
Corporate	(8,392)	83	—	2	914	(7,393)

Total	$101,312	$45,830	$—	$255	$914	$148,311

Adjusted EBITDA Explanation:

Earnings before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. The Authority historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents earnings before interest, depreciation and amortization, loss on disposition of assets, workforce reduction severance, accretion of discount to a relinquishment liability, loss on early exchange of debt, other non-operating income and expense and loss attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate the Authority’s operations and, when viewed with both the Authority’s GAAP results and the reconciliations provided, the Authority believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) the Authority believes it enhances an overall understanding of the Authority’s past and current financial performance; (2) the Authority believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of the Authority’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) the Authority uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of the Authority’s performance) or cash flows provided by operating activities (as an indicator of the Authority’s liquidity), nor should it be considered as an indicator of the Authority’s overall financial performance. The Authority’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest, depreciation and amortization and reassessment and accretion of discount to the relinquishment liability. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of the Authority’s results. The Authority compensates for these limitations by providing the relevant disclosure of interest, depreciation and amortization, reassessment and accretion of discount to the relinquishment liability and other items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. The Authority strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Press Release:

Mohegan Tribal Gaming Authority, Uncasville, Connecticut, May 1, 2012

Contacts:

Mitchell Grossinger Etess

Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Mario C. Kontomerkos

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000